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                                                                    Exhibit 15.1



December 4, 2001

The Cleveland Electric Illuminating Company
76 South Main Street
Akron, Ohio 44308



Gentlemen:

We are aware that The Cleveland Electric Illuminating Company has incorporated by reference in this Registration Statement on Form S-2 its Form 10-Qs for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001 (and has included in Annex B to this registration statement its Form 10-Q for the quarter ended September 30, 2001), which include our reports dated May 14, 2001, August 8, 2001, and November 12, 2001, respectively, covering the unaudited interim consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our Firm or reports prepared or certified by our Firm within the meaning of Sections 7 and 11 of that Act.


Very truly yours,


ARTHUR ANDERSEN LLP